United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2013

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 5, 2013, management and the Audit Committee of the Board of Directors (the “Audit Committee”) of OXiGENE, Inc. (the “Company”) concluded that, as a result of certain errors in the accounting for the private placement of the Company’s securities completed in April 2013, the Company’s financial statements for the three and six months ended June 30, 2013 can no longer be relied upon as being in compliance with U.S. generally accepted accounting principles and, accordingly, the Company will restate such financial statements. In particular, the above-referenced financial statements will be restated to record a non-cash deemed dividend related to a beneficial conversion feature present in the Company’s Series A convertible preferred stock, par value $0.01 per share, which was issued in April 2013. The effect of the deemed dividend will be to increase the net loss attributable to common stock and to increase the basic and diluted net loss per share attributable to common stock for the three and six months ended June 30, 2013. More specifically, the Company currently expects the impact of this change will be as follows:

•	Record a non-cash deemed dividend to the holders of the Series A convertible preferred stock in the range of $2,000,000 and $2,500,000 for the three and six months ended June 30, 2013.

•	Increase the net loss attributable to common stock for the three months ended June 30, 2013 to a range of $3,654,000 and $4,154,000, instead of $1,654,000, and increase the basic and diluted net loss per share attributable to common stock to a range of $1.64 and $1.87, instead of $0.74, as originally reported in the Form 10-Q for the period ended June 30, 2013 (the “Filed 10-Q”).

•	Increase the net loss attributable to common stock for the six months ended June 30, 2013 to a range of $5,534,000 and $6,034,000, instead of $3,534,000, and increase the basic and diluted net loss per share attributable to common stock to a range of $2.66 and $2.90, instead of $1.70, as originally reported in the Filed 10-Q.

These amounts are management’s best estimates at this time and may change based on the completion of the accounting analysis. The adjustments will not have an effect on the Company’s previously reported net loss, comprehensive loss, the balance sheet or the statement of cash flows.

The Company, including the Audit Committee, has discussed the foregoing matters with the Company’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has authorized and directed the officers of the Company to take the appropriate and necessary actions to restate its financial statements for the three and six months ended June 30, 2013. As a result of the restatement, management is assessing the Company’s internal control over financial reporting and its disclosure controls and procedures. Management will not reach a final conclusion on the Company’s internal control over financial reporting and disclosure controls and procedures until completion of the restatement process. The Company intends to amend its Quarterly Report on Form 10-Q for the period ended June 30, 2013, as soon as reasonably practicable after this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: October 9, 2013	/S/ DR. PETER J. LANGECKER
	By:	Dr. Peter J. Langecker
Chief Executive Officer